Exhibit (j) under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K


                             DELOITTE & TOUCHE, LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use in the Prospectus constituting part of Post-Effective Amendment No. 103 of the Registration Statement on Form N-1A (Form N-1A Number 2-10415) of our report dated December 6, 2002 accompanying the financial statements of Federated Stock and Bond Fund, Inc. contained in such Registration Statement, and the use of our name, and the statements with respect to us, as appearing under the heading "Independent Auditor" in the Prospectus.



By: /s/DELOITTE & TOUCHE, LLP
    Deloitte & Touche, LLP
    Certified Public Accountants

Boston, Massachusetts
December 27, 2002